SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-08397

Date of Report: December 29, 2006

GOLD STANDARD, INC.
(Exact Name of Registrant as Specified in its Charter)
Utah		87-0302579
(State of		(IRS Employer
Incorporation)		Identification No.)
514 No. 18 Building, High New Technology Development, Harbin, Heilongjiang, P.R. China
(Address of principal executive offices)
86-451-82695010
Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Change in Fiscal Year

On December 29, 2006 the Registrant’s Board of Directors approved a change in Gold Standard’s fiscal year.  The new fiscal year will end on December 31.

On December 29, 2006 Gold Standard acquired all of the outstanding capital stock of Chang-On International Limited (“Chang-On”).  Chang-On is a holding company that owns 61% of the registered capital of Harbin Hongbo Environment Protection Material, Inc. (“Hongbo”), a corporation organized under the laws of The People’s Republic of China.  Hongbo is engaged in the business of manufacturing construction materials from waste products.  All of Hongbo’s business is currently in China.

In exchange for the shares of Chang-On, Gold Standard issued to the shareholders of Chang-On shares equal to over 97% of Gold Standard’s outstanding capital stock.  Therefore, Chang-On is now considered the reporting entity for accounting purposes.  For that reason, Gold Standard has changed its fiscal year to conform to the fiscal year of Chang-On, which is the fiscal year of Hongbo, which ends on December 31.

The Registrant will not file a report for a transition period as a result of the change in the Registrant’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 13, 2007

GOLD STANDARD, INC.

By: /s/ Li Guomin

     Li Guomin, Chief Executive Officer

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